NEWS RELEASE
FOR IMMEDIATE RELEASE                    Company Contact:
                                         Arthur A. Koch, Jr.
                                         Chief Operating Officer
                                         (302) 456-6789
                                         www.sdix.com
                                         ------------------

                                         Investor Relations Contact:
                                         Lippert/Heilshorn & Associates, Inc.
                                         William A. Walkowiak, CFA
                                         Klea Theoharis
                                         (212) 838-3777
                                         klea@lhai.com
                                         -------------


        Strategic Diagnostics Reports 49% Revenue Growth in Third Quarter

                         Ten-fold Increase in Net Income


NEWARK, Del., Oct. 25, 2001 - Strategic Diagnostics Inc. (Nasdaq: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today reported financial results for the third quarter ended Sept. 30, 2001.

Revenue for the quarter increased 49% to $8.5 million from $5.7 million in the third quarter of 2000. Operating income increased five-fold, to $1,419,000 from $281,000, with a corresponding ten-fold increase in net income, to $896,000 from $89,000 in the prior year. On a per share basis, fully diluted net income was $0.05 versus $0.01 for the same period last year. These results for the third quarter of 2001 include approximately $150,000 in expenses related to the previously announced consolidation of the Company's Strategic BioSolutions division, approximately $0.01 per diluted share after related income tax effects.

For the nine months ended Sept. 30, 2001, revenues were $22.8 million, versus $17.3 million in the prior year, an increase of 32%. Operating income for the nine-month period was $3.0 million versus $1.1 million in the prior year. Net income for the first nine months was $1,889,000, or $0.11 per fully diluted share, up 187% from $659,000, or $0.04 per fully diluted share in the prior year.

Financial results for the nine-month periods in the past two fiscal years included a number of one-time items. The first nine months of fiscal 2001 included the $150,000 expense mentioned above, in addition to the $253,000 severance charge recorded in the second quarter, both related to the consolidation of the Company's Strategic BioSolutions division. The Company also recorded gains on the sale of assets of $76,000 in the first nine months of 2001 and $283,000 in the first nine months of 2000. Excluding these charges and gains, after related effects on income taxes, adjusted net income for the first nine months of 2001 was $2,093,000 or $0.12 per diluted share, an increase of over 300% from the adjusted $489,000, or $0.03 per diluted share, in the prior year.

Revenues increased in all three business categories during the quarter. Revenue in the food safety category grew more than 115%, to $3.3 million, as demand for GMO (genetically modified organism) tests continues to build. Water safety revenues increased 80%, to $2.2 million, on strong sales of the Company's recently acquired Microtox(R) water toxicity test system. Sales of antibody products from the Strategic BioSolutions division increased 3% to $2.8 million.

Commenting on the Company's strong results, President and CEO Richard C. Birkmeyer stated, "We are extremely pleased with the success of our strategic approach, building on existing market leading positions. As a result, we believe it is now clear that we will meet or exceed our 20% revenue growth target and achieve net earnings growth on a fully diluted basis of 60% - 70%, exceeding our previous target of 25% - 30% for the full year. We attribute these results to the strategy of marketing a full testing solution, not simply individual tests. These unique testing solutions are based on reliable technology that is affordable and easy to use.

"For example, our Microtox(R) water system is the only broad screen for chemical toxicity in water available in the country. While others have tests for individual chemicals, Microtox(R) responds to a very broad range of toxins and classes of chemical agents including metals, pesticides, fungicides, chlorinated solvents, industrial chemicals, and similar materials. Nearly 20 years of scientific studies have documented the sensitivity of Microtox(R) to more than a thousand different simple and complex chemicals.

"The Microtox(R) test system is increasingly being used to monitor drinking water supplies in various countries and major U.S. cities where either accidental or deliberate contamination is a concern. The test can be completed in as little as 15 minutes, allowing for a quick response to changes in water quality. The US Army Corps of Engineers and the Washington Aqueduct system are currently using Microtox(R) systems to monitor the drinking water that is supplied to the Pentagon to protect personnel from the terrorist threat of contaminated drinking water.

"Our strategy has been equally successful in food safety. As we entered this year's harvest, our customers had the full complement of testing tools needed to detect all of the major genetic traits in commercial production. This testing capability gives farmers, grain handlers and food processors a fast and inexpensive tool for consigning grain to meet the expectations of their customers and ensure appropriate distribution. For example, TraitCheck(TM) RUR is the only commercially available test for NK603 Roundup Ready(R) Corn.

"In our antibody business, we have made significant progress with our plans to consolidate our production operations. Our designs to streamline production systems and increase efficiency through automation are being realized with the opening of the first of two 36,000 square foot facilities in Windham, Maine. We have begun to initiate new customer projects at this facility and we are well-positioned for improved production margins beginning in 2002. Also, during the third quarter, we took significant steps to streamline manufacturing in our preparation for full scale production of test kits under our Bayer program."

Mr. Birkmeyer concluded, "Strategic Diagnostics is moving ahead on a number of fronts with the commercialization of our technology. At the same time, revenue and profitability continue to improve and our balance sheet is stronger than ever. I believe that the Company is well-positioned for sustained, long-term growth."

Conference Call
---------------
A conference call to review third quarter results is scheduled for 11:00 a.m. EDT today. The dial-in number for the live conference call will be 212-896-6092. A live webcast of the conference call will be available on the company's Web site, www.sdix.com, as well as www.vcall.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on these sites for 30 days. Telephone replays of the call will be available for 24 hours, from 1:00 p.m. EDT on Oct. 25 until 1:00 p.m. EDT on Oct. 26. To listen to the telephone replay, dial 800-633-8284 (858-812-6440 outside the U.S.) and enter reservation number 19866701.

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. Trait Check(TM), GMO QuickCheck(TM), and GMO Check(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)
                                   (unaudited)

                                                          Three Months                      Nine Months
                                                       Ended September 30,               Ended September 30,
                                                      2001            2000            2001                 2000
-----------------------------------------------------------------------------------------------------------------
NET REVENUES:
-----------------------------------------------------------------------------------------------------------------
  Product related                               $      8,270     $     5,462       $    22,160        $    16,272
  Contract and other                                     205             239               590                993
-----------------------------------------------------------------------------------------------------------------
    Total net revenues                                 8,475           5,701            22,750             17,265
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OPERATING EXPENSES:
  Manufacturing                                        3,671           2,408            10,252              7,227
  Research and development                               718             700             2,142              2,135
  Selling, general and administrative                  2,667           2,312             7,317              6,755
-----------------------------------------------------------------------------------------------------------------
    Total operating expenses                           7,056           5,420            19,711             16,117
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    Operating income                                   1,419             281             3,039              1,148

Interest expense, net                                     (4)           (120)              (52)              (333)

Gain on sale of assets                                    --              --                76                283
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Income before taxes                                    1,415             161             3,063              1,098
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    Income tax expense                                   519              72             1,174                439
-----------------------------------------------------------------------------------------------------------------
Net income                                               896              89             1,889                659
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Basic net income per share                       $      0.05     $      0.01       $      0.11        $      0.04
-----------------------------------------------------------------------------------------------------------------
Shares used in computing basic net income
  net income per share                            16,856,000      16,583,000        16,807,000         16,534,000
-----------------------------------------------------------------------------------------------------------------

Diluted net income per share                     $      0.05     $      0.01       $      0.11        $      0.04
-----------------------------------------------------------------------------------------------------------------
Shares used in computing diluted net income
  net income per share                            17,473,000      17,362,000        17,353,000         17,494,000
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

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)
                                  (unaudited)


                                                                     September 30,            December 31,
                                                                          2001                   2000
------------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                            $  2,459                $  1,288
  Receivables, net                                                        5,537                   4,298
  Inventories                                                             7,558                   6,844
  Deferred tax asset                                                      1,070                   1,070
  Other current assets                                                      563                     216
------------------------------------------------------------------------------------------------------------
    Total current assets                                                 17,187                  13,716
------------------------------------------------------------------------------------------------------------

Property and equipment, net                                               3,442                   2,919
  Other assets                                                              272                     438
  Deferred tax asset                                                      5,517                   5,416
  Intangible assets, net                                                  4,576                   4,019
------------------------------------------------------------------------------------------------------------
    Total assets                                                        $30,994                 $26,508
------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------
Current Liabilities:
  Accounts payable                                                      $ 1,568                $    655
  Accrued expenses                                                          860                   1,129
  Deferred revenue                                                           62                     162
  Current portion of long term debt                                       1,333                   1,339
------------------------------------------------------------------------------------------------------------
    Total current liabilities                                             3,823                   3,285
------------------------------------------------------------------------------------------------------------
Long-term debt                                                              559                   1,889
------------------------------------------------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $.01 par value, 17,500,000 shares authorized,
    no shares issued or outstanding                                          --                      --
  Series A preferred stock, $.01 par value, 2,164,362 shares
    authorized, no shares issued or outstanding                              --                      --
  Series B preferred stock,  $.01 par value, 556,286 shares
    authorized, no shares issued or outstanding                              --                       -
  Series C preferred stock,  $.01 par value, 700,000 shares
    authorized, issued and outstanding                                        7                      --
  Common stock, $.01 par value, 35,000,000 shares authorized,
    16,915,472 and 16,699,052 issued and outstanding
    at September 30, 2001 and December 31, 2000, respectively               168                     167
  Additional paid-in capital                                             30,194                  26,814
  Accumulated deficit                                                    (3,733)                 (5,622)
  Cumulative translation adjustments                                        (25)                    (25)
------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                           26,611                  21,334
------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                          $30,994                 $26,508
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